EXHIBIT 8.1
LIST OF SUBSIDIARIES
The following is a list of Seapeak LLC's subsidiaries as at December 31, 2024:

Name of subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
SP Maritime (Canada) Inc.	Canada	100%
Seapeak Maritime Operating LLC	Marshall Islands	100%
Teekay Nakilat Holdings Corporation	Marshall Islands	100%
Teekay Nakilat (III) Holdings Corporation	Marshall Islands	100%
Seapeak Bahrain Operations LLC	Marshall Islands	100%
Seapeak Creole LLC	Marshall Islands	100%
Seapeak Oak LLC	Marshall Islands	100%
Seapeak Vancouver LLC	Marshall Islands	100%
Seapeak Bahrain LLC	Marshall Islands	100%
Bermuda Spirit L.L.C.	Marshall Islands	100%
Seapeak Glasgow LLC	Marshall Islands	100%
Seapeak Yamal LLC	Marshall Islands	100%
Murex L.L.C.	Marshall Islands	100%
Macoma L.L.C.	Marshall Islands	100%
Magdala L.L.C.	Marshall Islands	100%
Marvel Swan LLC	Marshall Islands	100%
Myrina L.L.C.	Marshall Islands	100%
Megara L.L.C.	Marshall Islands	100%
Seapeak Pan LLC	Marshall Islands	100%
Seapeak Cathinka LLC	Marshall Islands	100%
Seapeak Camilla LLC	Marshall Islands	100%
Seapeak Napa LLC	Marshall Islands	100%
Seapeak Maritime Holdco LLC	Marshall Islands	100%
Seapeak Tangguh Borrower L.L.C.	Marshall Islands	100%
Seapeak Tangguh Holdings Corporation	Marshall Islands	100%
Seapeak Maritime Project Services LLC	Marshall Islands	100%
SN Hull No. 2656 LLC	Marshall Islands	100%
SN Hull No. 2657 LLC	Marshall Islands	100%
SN Hull No. 2658 LLC	Marshall Islands	100%
SN Hull No. 2659 LLC	Marshall Islands	100%
SN Hull No. 2660 LLC	Marshall Islands	100%
Seapeak Luxembourg S.à r.l	Luxembourg	100%
Seapeak Maritime Spain, S.L.U.	Spain	100%
Naviera Seapeak Maritime Gas, S.L.U.	Spain	100%
Naviera Seapeak Maritime Gas II, S.L.U.	Spain	100%
Naviera Seapeak Maritime Gas III, S.L.U.	Spain	100%
Naviera Seapeak Maritime Gas IV, S.L.U.	Spain	100%
Seapeak Maritime Limited	Bermuda	100%
Seapeak Maritime (Glasgow) Limited	United Kingdom	100%
SP Business Process Services (Philippines) Inc.	Philippines	100%
Seapeak Maritime (UK) Ltd	United Kingdom	100%
Greenship Gas Luxembourg S.a r.l	Luxembourg	100%
Greenship Gas Manager Pte. Ltd.	Singapore	100%
Greenship Gas SAS	France	100%
Greenship Gas Trust	Singapore	100%
Seapeak Maritime Holdings (Denmark) A/S	Denmark	100%
Seapeak Maritime (Denmark) A/S	Denmark	100%
Seapeak Maritime (Singapore) Pte. Ltd.	Singapore	100%
Seapeak Invention A/S	Denmark	100%
Seapeak Intuition A/S	Denmark	100%
Seapeak Insight A/S	Denmark	100%
Seapeak Ingenuity A/S	Denmark	100%
Seapeak Intrepid A/S	Denmark	100%
Seapeak Inspiration A/S	Denmark	100%
Seapeak Innovation A/S	Denmark	100%

Seapeak Independence A/S	Denmark	100%
Seapeak Caesar Pte. Ltd.	Singapore	100%
Seapeak Chukar Pte. Ltd.	Singapore	100%
Seapeak Alular Pte. Ltd.	Singapore	100%
Seapeak Jaguar Pte. Ltd.	Singapore	100%
Seapeak Lekvar Pte. Ltd.	Singapore	100%
Seapeak Cougar Pte. Ltd.	Singapore	100%
Seapeak Marlin A/S	Denmark	100%
Seapeak Dolphin A/S	Denmark	100%
Teekay Nakilat Corporation	Marshall Islands	70%
Nakilat Holdco L.L.C.	Marshall Islands	70%
Al Areesh L.L.C.	Marshall Islands	70%
Al Daayen L.L.C.	Marshall Islands	70%
Al Marrouna L.L.C.	Marshall Islands	70%
Seapeak BLT Corporation	Marshall Islands	70%
Seapeak BLT Finance Corporation	Marshall Islands	70%
Tangguh Hiri Finance Limited	United Kingdom	70%
Tangguh Hiri Operating Limited	United Kingdom	70%
Tangguh Sago Finance Limited	United Kingdom	70%
Tangguh Sago Operating Limited	United Kingdom	70%